exhibit 10(a)
AMENDMENT ONE
TO THE
PARKER-HANNIFIN CORPORATION DEFINED CONTRIBUTION
SUPPLEMENTAL EXECUTIVE RETIREMENT PROGRAM
(Effective January 21, 2015)

    WHEREAS, Parker-Hannifin Corporation (the “Company”) sponsors the Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program (the “Plan”), which was adopted January 21, 2015;

    WHEREAS, the Board of Directors of the Company reserves the right pursuant to Section 9.11 of the Plan to amend or modify the Plan; and

    WHEREAS, the Company desires to amend the Plan to (i) allow Participants to elect to receive annual installment payments over a period of two (2) years up to fifteen (15) years and (ii) reflect changes to the definition of installment payments for purposes of Section 409A of the Code.

    NOW, THEREFORE, pursuant to such actions of the Board of Directors of the Company the Plan is hereby amended as follows effective as of August 1, 2022:

1.Section 1(kk) of the Plan is hereby amended in its entirety to read as follows:
1(kk)    Valuation Date means each business day of the Plan Year that the New York Stock Exchange is open.
2.Section 4.02(a) of the Plan shall be amended and restated in its entirety to read as follows:
    4.02(a)    Initial Election of Payment Form. To the extent permitted by Section 1.409A-2(a)(5) of the Regulations, within 30 days of the time an individual is designated as a Participant under this Program, he or she may elect, on his or her initial Participation Agreement, to receive payment of his or her supplemental retirement benefit under this Program in the form of a single lump sum payment equal to the value of his or her account as of the Valuation Date or annual installments over a period of two (2) or up to fifteen (15) years commencing on the date specified in Section 4.01. If elected by the Participant, installment payments for subsequent years will be payable on the anniversary of the initial payment for the applicable period over a period of two (2) or up to fifteen (15) as elected by the Participant. If a Participant fails to make a valid election, the Participant’s supplemental retirement benefit under this Program shall be paid in a lump sum.
3.Section 4.02(g) of the Plan shall be amended and restated in its entirety to read as follows:
    4.02(g)    Miscellaneous. For purposes of Section 409A of the Code, installment payments shall be considered a single payment.

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exhibit 10(a)
IN WITNESS WHEREOF, Parker-Hannifin Corporation has caused this Amendment One to the Parker-Hannifin Corporation Defined Contribution Supplemental Executive Retirement Program to be executed on the Signature Date below.

    PARKER-HANNIFIN CORPORATION

By:	/s/ Todd M. Leombruno
Its:	Executive Vice President and Chief Financial Officer
Date:	September 7, 2022

By:	/s/ Mark J. Hart
Its:	Executive Vice President-Human Resources and External Affairs
Date:	September 7, 2022

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